                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                                ALPHA PRO TECH
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              ALPHA PRO TECH, LTD.
                               60 CENTURIAN DRIVE
                                    SUITE 112
                            MARKHAM, ONTARIO, CANADA
                                     L3R 9R2

                            TELEPHONE: (905) 479-0654


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TAKE NOTICE that the 2003 Annual Meeting of Shareholders of Alpha Pro Tech, Ltd., (the "Company") will be held at the Luxor Hotel, 3900 Las Vegas Boulevard South, Las Vegas, Nevada, on:

                              FRIDAY, MAY 30, 2003

at the hour of 9:30 o'clock A.M. (local time) for the following purposes:

1. To elect six directors to serve until the 2004 Annual Meeting of Shareholders.

2.       To ratify the appointment of independent accountants.

3. To transact such other business as may properly come before the Meeting.

Accompanying this Notice is the Proxy Statement and Proxy Card.

The Board of Directors set April 14, 2003, as the record date for the meeting. This means that owners of the Company's common stock at the close of business on that date are entitled to (1) receive notice of the meeting and (2) vote at the meeting and any adjournments or postponements of the meeting. We will make available a list of Shareholders of the Company as of the close of business on April 14, 2003 for inspection during normal business hours from May 19 through May 29, 2003, at the offices of the Company, in Markham, Ontario. This list will also be available at the meeting.

DATED:   April 30, 2003

                       BY ORDER OF THE BOARD OF DIRECTORS


                              AL MILLAR, PRESIDENT


                             YOUR VOTE IS IMPORTANT

WE URGE YOU TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                              ALPHA PRO TECH, LTD.
                               60 CENTURIAN DRIVE
                                    SUITE 112
                                MARKHAM, ONTARIO
                                     L3R 9R2


                                 PROXY STATEMENT


This Proxy Statement and accompanying Proxy Card are first being sent to shareholders on or about April 30, 2003.

                               ABOUT THIS MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At our Annual Meeting, shareholders will act upon the matters outlined on the previous page and described in this Proxy Statement, including the election of directors and ratification of the appointment of our independent accountants. In addition, management will respond to questions from shareholders.

WHO IS ENTITLED TO VOTE AT THE MEETING?

Only holders of record of common stock at the close of business on April 14, 2003 are entitled to vote. Each holder of common stock is entitled to one vote per share. We are authorized to issue 50,000,000 common shares, par value $.01 per share. There were issued and outstanding 22,608,007 shares of common stock issued and outstanding as of the close of business on April 14, 2003. There is only one class of shares.

HOW DO I VOTE?

You can vote by filling out the accompanying proxy and returning it in the postage paid return envelope that we have enclosed for you. Voting information is provided on the enclosed proxy.

WHAT IF MY SHARES ARE HELD BY A BROKER OR NOMINEE?

If you hold your shares in "street name" through a broker or other nominee, follow the voting instructions on the form you receive from them.

WHO CAN ATTEND THE MEETING?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check-in at the registration desk at the meeting.

HOW WILL MY PROXY BE VOTED?

Your proxy, when properly signed and returned to us, and not revoked, will be voted in accordance with your instructions relating to the election of directors and on Proposal 2. We are not aware of any other matter that may be properly presented other than the election of directors and Proposal 2. If any other matter is properly presented, the persons named in the enclosed form of proxy will have discretion to vote in their best judgment.

WHAT IF I DON'T MARK THE BOXES ON MY PROXY?

Unless you give other instructions on your proxy, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote FOR:

         o        the election of directors;

         o the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2003.

CAN I GO TO THE ANNUAL MEETING IF I VOTE BY PROXY?

Yes. Attending the meeting does not revoke the proxy. However, you may revoke your proxy at any time before it is actually voted by giving written notice to the secretary of the meeting or by delivering a later dated proxy.

WILL MY VOTE BE PUBLIC?

No. As a matter of policy, shareholder proxies, ballots and tabulations that identify individual shareholders are kept confidential and are only available as actually necessary to meet legal requirements.

WHAT CONSTITUTES A QUORUM?

The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of common stock entitled to vote will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW MANY VOTES ARE NEEDED TO APPROVE AN ITEM?

The affirmative vote of shares representing a majority in voting power of the shares of common stock, present in person or represented by proxy and entitled to vote at the meeting, is necessary for approval of Proposal 2. Proxies marked as abstentions on these matters will not be voted and will have the effect of a negative vote. The election of directors will be by a plurality of the votes cast. A proxy marked to withhold authority for the election of one or more directors will not be voted with respect to the director or directors indicated.


                         PERSONS MAKING THE SOLICITATION


Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. We may reimburse shareholder's nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute proxies. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by us.


                                  ANNUAL REPORT

The Annual Report for the year ended December 31, 2002 containing financial and other information about the Company is enclosed.

                              ELECTION OF DIRECTORS

PROPOSAL 1.

The Board of Directors currently consists of six members. Directors are elected annually for a term of office to expire at the succeeding annual meeting of shareholders after their election and until their successors are duly elected and qualified. The Board of Directors proposes that the six nominees described below, all of whom are currently serving as directors, be re-elected for a new term of one year and until their successors are duly elected and qualified. All nominees are currently directors and all were elected by the shareholders at our last annual meeting.

Each of the nominees has consented to serve. If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS.

There are set forth below following the names of the nominees and our executive officers, their present positions and offices with the Company, their principal occupations during the past five years, directorships held with other corporations, certain other information, their ages and the year first elected as a director or executive officer.

                        DIRECTORS AND EXECUTIVE OFFICERS

                                   Director or Executive
Name                       Age     Officer Since             Position With the Company
----                       ---     -------------             -------------------------

SHELDON HOFFMAN            65      July 11, 1989            CEO and Director

AL MILLAR                  61      July 11, 1989            President and Director

ROBERT H. ISALY            74      November 15, 1989        Director

JOHN RITOTA                51      December 18, 1991        Director

DONALD E. BENNETT, JR.     62      June 23, 1994            Director and Senior Vice
                                                            President-Manufacturing

RUSSELL MANOCK             55      June 10, 2000            Director

LLOYD HOFFMAN              42      July 1, 1993             CFO and Senior Vice-President
                                                            Finance and Administration

MICHAEL SCHEERER           43      January 1, 1997          Senior Vice President - Sales
                                                            and Marketing

SHELDON HOFFMAN is a chartered accountant and has been a director and chief executive officer of the Company since July 11, 1989. Mr. Hoffman founded and was president of Absco Aerosols, Ltd., a custom manufacturer of aerosols and liquids, from 1967 to 1985 until that company was sold to CCL Industries, Inc. ("CCL"), a manufacturer of aerosol and liquid products and containers. Mr. Hoffman joined CCL from 1986 to 1987 as director of business development and then joined CCW Systems, Ltd., a water filter manufacturer, as president and chief executive officer.

ALEXANDER W. MILLAR has been a director of the Company since July 11, 1989 and president since August 1, 1989. Mr. Millar has spent over 30 years as a professional in sales and marketing including international marketing. Mr. Millar, in various sales capacities, including vice-president of sales, was associated with Mr. Hoffman at Absco Aerosols Ltd. from 1971 to 1985, when the business was sold to CCL. He then joined CCL as manager of business development for North America. In March 1988, he formed Milmed International Distributors Limited to distribute the Company's products internationally. In 1989 Milmed gave up its rights to distribute these products internationally at which time Milmed ceased operations.

ROBERT H. ISALY has been a director of the Company since November 20, 1989. He was the owner of a nursery, Florida Bedding Plants Inc. from 1986 to 1992. Prior thereto he was involved with two Ohio based family businesses. The Isaly Dairy Company and the H.R. Isaly Cheese Company. He is currently an independent businessman.

JOHN RITOTA has been a director of the Company since December 18, 1991 and since 1981 to the present time has been operating a general dentistry practice, Ritota and Ritota, with his brother in Del Ray Beach, Florida.

DONALD E. BENNETT, JR. is the senior vice president - manufacturing and has been a director and executive officer since June 23, 1994. He joined the Company on March 24, 1994 as president of its newly formed Apparel Division which was established to acquire the assets of Disposable Medical Products, Inc. ("DMPI"), a manufacturer of medical apparel items including bouffant caps, shoe covers, gowns, coveralls and lab coats. Mr. Bennett owned and operated DMPI for approximately twenty years prior to the Company's acquisition of its assets.

RUSSELL MANOCK is a chartered accountant and has been a director of the Company since June 10, 2000. He has been a senior partner in the public accounting firm, Snow & Manock in Toronto, Ontario, Canada since 1976.

                  INFORMATION CONCERNING OUR EXECUTIVE OFFICERS

Three of the executive officers of the Company, Sheldon Hoffman, Al Millar and Donald E. Bennett, Jr. are also directors and nominees, and are identified above. Information follows on the other current executive officers of the Company.

LLOYD HOFFMAN joined the Company on November 15, 1991. In September, 2002 he was named Chief Financial Officer along with being Senior Vice President - Finance and Administration since 1999. From 1987 to 1991, Mr. Hoffman was in charge of Finance and Administration and a partner in Software Concepts Inc. a developer of software for association and magazine publisher.

MICHAEL SCHEERER joined the Company on January 1, 1997 as Senior Vice President-Sales and Marketing. From 1990 to October 1992, Mr. Scheerer was Director of Sales-Development and Administration at Baxter Scientific Products. In October, 1992, he was named Vice President-Sales and Marketing for Baxter's Critical Environmental Solutions business. In September, 1995, Baxter Scientific Products was purchased by VWR Scientific Products, Inc. where Mr. Scheerer served as Vice-President Critical Environmental Solutions and New Business Ventures until joining the Company.

There are no family relationships between the above persons other than Lloyd Hoffman who is the son of Sheldon Hoffman.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth certain information as of March 30, 2003 with respect to shares of Common Stock of the Company beneficially owned by each director of the Company, each nominee for director, each executive officer of the Company, by all officers and directors as a group, and by persons known to the Company to be beneficial owners of more than 5% of the Company's Stock.

Directors, Executive Officers                        Number of Shares
and 5% Shareholders                                  Beneficially Owned      Percent of Class
-------------------                                  ------------------      ----------------

William R.  Lykken
740 McHugh Avenue
Grafton, ND                                             1,525,419                  6.8

Al Millar, President and Director                       1,774,811  (1)             7.7

Sheldon Hoffman, CEO and Director                       1,452,138  (2)             6.5

Robert H. Isaly, Director                                 765,613  (3)             3.4%

John Ritota, Director                                     372,194  (4)             1.6%

Lloyd Hoffman, CFO and
 Sr. VP- Finance and Administration                       414,600  (5)             1.8%

Donald E. Bennett, Jr., Senior
Vice President-Manufacturing and Director                 331,667  (6)             1.5%

Russell Manock, Director                                   76,400  (7)              .3%

Michael Scheerer
Sr. VP-Sales and Marketing                                526,900  (8)              2.3%

All directors and executive                             5,714,323                  22.2%
officers as a Group (8 persons)

(1) Includes 875,000 shares subject to currently exercisable options; and includes 95,942 shares and 60,000 shares subject to currently exercisable options owned beneficially by Mr. Millar's wife, as to which Mr. Millar disclaims beneficial ownership.*

(2) Includes 875,000 shares subject to currently exercisable options; and includes 87,502 shares owned beneficially by Mr. Hoffman's wife, as to which Mr. Hoffman disclaims beneficial ownership. Does not include 410,051 shares owned beneficially by Hoffman Family Trust, as to which Mr. Hoffman disclaims beneficial ownership. The beneficiaries of the Hoffman Family Trust are Mr. Hoffman's wife and their two children. Mr. Hoffman does not have the power to vote or dispose of the shares held by the Trust.*

(3) Includes 308,000 shares subject to currently exercisable options; and includes 141,523 shares owned beneficially by Mr. Isaly's wife, as to which Mr. Isaly disclaims beneficial ownership.*

(4) Includes 325,000 shares subject to currently exercisable options; and includes 9,000 shares owned beneficially by Dr. Ritota's wife as to which Dr. Ritota disclaims beneficial ownership.*

(5)      Includes 385,000 shares subject to currently exercisable options.
Mr. Hoffman disclaims beneficial ownership with respect to any shares of the Company held in the Hoffman Family Trust (see (2) above), except to the extent of his pecuniary interest therein.*

(6)      Includes 300,000 shares subject to currently exercisable options.*

Includes 65,000 shares subject to currently exercisable options.*

(8) Includes 300,000 shares subject to currently exercisable options; and 38,450 shares owned beneficially by Mr. Scheerer's wife as to which Mr. Scheerer disclaims beneficial ownership.*

* A currently exercisable option is one which is exercisable within 60 days from the date hereof.

Applicable percentage of ownership is based on 22,335,907 shares of our common stock outstanding on March 30, 2003 and treats as outstanding all shares underlying currently exercisable options held by the identified director or officer in the first column. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The addresses of each of the executive officers and directors is care of Alpha Pro Tech, Ltd., 60 Centurian Dr., Suite 112, Markham, Ontario, Canada L3R 9R2.

Messrs. Sheldon Hoffman, Al Millar, Lloyd Hoffman and Russsell Manock are residents of Canada and Messrs. Ritota, Isaly, Bennett and Scheerer reside in the United States.

DIRECTOR'S MEETINGS AND COMMITTEES

HOW OFTEN DID THE BOARD MEET IN 2002? Our Board of Directors met four (4) times during 2002. Each director attended more than 75% of the total number of meetings of the Board and committees on which they served.

WHAT COMMITTEES HAVE THE BOARD ESTABLISHED? The Board of Directors has a standing audit committee and compensation committee.

AUDIT COMMITTEE. The audit committee, consisting of Messrs. Manock, Isaly and Ritota, with Mr. Manock as chairman, met three (3) times in 2002. Each member of the audit committee is "independent" as that term is defined by the applicable listing standards of the American Stock Exchange.

The audit committee's duties are to:

         o review with management and the independent accountants the Company's accounting policies and practices and the adequacy of internal controls,

         o review the scope and results of the annual examination performed by the independent accountants,

         o make recommendations to the Board of Directors regarding the appointment of the independent accountants and approval of the services performed by the independent accountants and the related fees, and

         o perform such other duties as set forth in the audit committee charter.

COMPENSATION COMMITTEE. The compensation committee, consisting of Messrs. Millar, Isaly and Ritota, with Mr. Ritota as chairman, met one (1) time in 2002.

The compensation committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for executive officers of the Company and administers the Company's employee stock option plans. The audit committee is composed of three directors, all of whom are not officers or employees of the Company ("Outside Directors"), and the compensation committee is composed of three directors, two of whom are Outside Directors.

In addition to participation at Board and committee meetings, the Company's directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the CEO and others regarding matters of interest and concern to the Company.

HOW ARE DIRECTORS COMPENSATED?

Outside Directors were paid a fee of $1,000 in 2002 which has been increased to $1,500 in 2003 plus reimbursement for their direct expenses incurred in attending a meeting.


AUDIT COMMITTEE REPORT

THE REPORT DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER OF OUR FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT BY REFERENCE IN THE SPECIFIC FILING.

The Audit Committee of the Board of Directors has furnished the following report to shareholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

The audit committee, which is appointed annually by the Board of Directors, currently consists of three directors, all of whom are independent and meet the other qualification requirements under the applicable rules of the American Stock Exchange. The audit committee acts under a written charter which was adopted by the Board of

Directors on June 10, 2000. As described in its charter, the audit committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls, including recommending to the Board of Directors an accounting firm to serve as the Company's independent accountants. The audit committee is not responsible for planning or conduct of the audits or the determination that the Company's financial statements are complete and accurate and in accordance with the generally accepted accounting principles.

In accordance with rules adopted by the Securities and Exchange Commission, the audit committee of the Company states that:

The audit committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2002.

The audit committee has discussed with PricewaterhouseCoopers, LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 ("Independence Discussion with Audit Committees"), as modified or supplemented, and has discussed with PricewaterhouseCoopers LLP the independent accountant's independence.

Based upon the review and discussions referred to above, and relying thereon, the audit committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

This report is submitted on behalf of the members of the Audit Committee:

Russell Manock (Chairman)
Robert H. Isaly
John Ritota

                             EXECUTIVE COMPENSATION

THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH INCLUDED ELSEWHERE IN THIS PROXY STATEMENT DO NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE TO ANY OTHER OF OUR FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT OR THE PERFORMANCE GRAPH BY REFERENCE IN THE SPECIFIED FILING.

The compensation committee of the Board of Directors has furnished the following report on executive compensation to the shareholders of the Company.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION PROCEDURES AND POLICIES. Our executive compensation program was administered by the compensation committee of the Board of Directors. The Committee makes recommendations on all of the three key components of our executive compensation program, base salary, contractual incentive awards, and long-term incentives.

The Company's executive compensation program is structured to help the Company achieve its business objectives by:


         o providing compensation opportunities that will attract, motivate and retain highly qualified managers and executives

         o linking executives' total compensation to company and individual job performance

         o providing an appropriate balance between incentives focused on achievement of annual business plans and longer term incentives tied to increases in shareholder value

Our executive compensation program is designed to provide competitive compensation opportunities for all corporate officers. Our total compensation levels fall in the low to middle of the range of rates paid by other employers of similar size and complexity, although complete comparative information is not easily obtainable.

BASE SALARIES

Our salary levels are intended to be consistent with competitive practices and levels of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company, and the performance of the individual.

CONTRACTUAL INCENTIVE AWARDS

Pursuant to the executive compensation program, the Company has contracted to provide two of its executive employees with profit participation incentive compensation. Messrs. Millar and Hoffman are each entitled to a cash incentive participation equal to 5% of the consolidated annual pre-tax profits of the Company.

STOCK OPTIONS

We periodically grant incentive and non-qualified stock options to purchase the Company's Common Stock in order to provide certain compensation to key employees and those of our subsidiaries with a competitive total compensation package and to reward them for their contribution to the Company's short and long-term stock performance. These stock options are designed to align the employees' interest with those of the shareholders. All options have an option price that is not less than the fair market value of the stock on the date of grant. The terms of the options and the dates after which they become exercisable are established by the Board with respect to incentive stock options, within the parameters of the 1993 Incentive Stock Option Plan and by the Administrative Committee with respect to the 1993 Stock Option Plan for Directors. We do not grant stock appreciation rights.

2002 COMPENSATION

The CEO and President are each compensated on a salary and pay-for-performance approach. Taken into consideration are overall Company performance in attaining annual growth in revenues, the addition or development of new and enhanced products, pretax earnings, and the achievement of short and long term goals of the Company's business as established in its five year plan. Contractual incentive awards were earned in 2001 by the Company's CEO and President.

COMPLIANCE WITH SECTION 162 (m) OF THE INTERNAL REVENUE CODE OF 1986

DEDUCTIBILITY OF COMPENSATION Effective January 1, 1994, the Internal Revenue Service under Section 162 (m) of the Internal Revenue Code will generally deny the deduction of compensation paid to the Chairman and the four other highest paid executive officers required to be named in the Summary Compensation Table to the extent such compensation exceeds $1 million per executive per year subject to an exception for compensation that meets certain "performance-based" requirements. Whether the Section 162 (m) limitations with respect to an executive will be exceeded and whether the Company's tax deduction for compensation paid in excess of the $1 million limit will be denied will depend upon the resolution of various factual and legal issues that cannot be resolved at this time. As to options granted under the 1993 Incentive Stock Option Plan, the Committee intends to qualify to the extent practicable, such options under the rules governing the Section 162 (m) limitation so that compensation attributable to such options will not be subject to limitation under such rules. As to other compensation, while it is not expected that compensation to executives of the Company will exceed the Section 162 (m) limitation in the foreseeable future (and no officer of the Company received compensation in 2002 which resulted under Section 162 (m) in the non-deductibility of such compensation to the Company), various relevant considerations will be reviewed from time to time, taking into account the interests of the Company and its Shareholders, in determining whether to endeavor to cause such compensation to be exempt from the Section 162 (m) limitation.

Respectfully submitted,


John Ritota, Chairman
Robert H. Isaly
Al Millar

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Membership of the compensation committee is set forth under "Report of the Compensation Committee." Except with respect to their compensation arrangements, Mr. Hoffman, CEO and Mr. Millar, President, participated in executive compensation deliberations and recommendations of the Board of Directors. During the fiscal year ended December 31, 2002, no director or executive officer of ours served on the board of directors or compensation committee of another company that had an executive officer or director serving on our Board of Directors or compensation committee.

                           SUMMARY COMPENSATION TABLE

The following table sets forth the compensation during the last three fiscal years for services in all capacities of those persons who were as of December 31, 2002, the Chief Executive Officer and each of the most highly compensated executive officers (a total of five persons), to the extent each earned more than $100,000 in salary, bonus and other compensation ("Named Officers").

                                Annual Compensation                    Long Term Compensation Awards
                                -------------------                    -----------------------------
Name and                                                              Shares
Principal                                                           Underlying        All Other
Position                       Year      Salary($)     Bonus($)      Options(#)     Compensation(1)
--------                       ----      ---------     --------     ----------- -----------------------

Sheldon Hoffman                2002       179,500       145,500        75,000
CEO                            2001       159,000        67,150        50,000
                               2000       159,000        91,500


Al Millar                      2002       179,500       145,500        75,000
President                      2001       159,000        67,150        50,000
                               2000       159,000        91,500

Michael Scheerer               2002       140,000        30,000        50,000        14,000
Sr. V.P.-Sales and             2001       135,000        38,000        25,000        14,000
Marketing                      2000       125,000        30,000                      14,000

Donald E. Bennett, Jr.         2002       136,000        30,000        50,000         8,400
Sr. V.P.-Manufacturing         2001       130,000        25,000        25,000         8,400
And Director                   2000       120,000        25,000                       8,400

Lloyd Hoffman                  2002        96,000        30,000        50,000
CFO and Sr.V.P.-               2001        87,500        25,000        25,000
Finance & Administration       2000        84,500        25,000        25,000

(1)      Represents annual car allowance

STOCK OPTIONS

The following table provides information regarding grants of stock options made during the fiscal year ended December 31, 2002 to the persons named in the Summary Compensation Table above:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         Potential Realizable Value
                           Number of         % of Total                                  at Assumed Annual
                           Securities        Options                                     Rates of Stock Price
                           Underlying        Granted to                                  Appreciation for Option Term (3)
                           Options           Employees in        Exercise          Exp.  --------------------------------
       Name                Granted (#)(1)    Fiscal Year      Price ($/Share)(2)  Date        5%($)         10%($)
       ----                --------------   --------------    ------------------  ----        -----         -------
Sheldon Hoffman              75,000              25.0%           $0.86            3/6/07     $17,820        $43,316
Al Millar                    75,000              25.0%           $0.86            3/6/07     $17,820        $43,316
Michael Scheerer             50,000              16.7%           $0.86            3/6/07     $11,880        $26,252
Donald E. Bennett, Jr.       50,000              16.7%           $0.86            3/6/07     $11,880        $26,252
Lloyd Hoffman                50,000              16.7%           $0.86            3/6/07     $11,880        $26,252

(1)      Options awarded under the Plan generally provide for immediate vesting.

(2) All options were granted with an exercise price equal to or greater than fair market value of the common stock as determined on the date of the grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options at the end of the 5-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate of the future common stock price. This table does not take into account any appreciation in the price of the common stock to date, which exceeds the hypothetical gain shown in the table.

                            AGGREGATE OPTION EXERCISE
                                      2002

                                                                 # of Unexercised Options     Value of Unexercised In-the Money
                              Shares       Value Realized ($)         at Year End (#)           Options at Year End ($) (1)
                              Acquired      (FMV on sale-      ------------------------------   --------------------------
   Name                    On Exercise      exercise price)    Exercisable      Unexercisable   Exercisable. Unexercisable
   ----                    -----------      ---------------    -----------      -------------   -----------  -------------
Sheldon Hoffman                    0        $   0                 875,000           0           $58,500            0
Al Millar                          0            0                 875,000           0            58,500            0
Michael Scheerer                   0            0                 300,000           0             8,800            0
Donald E. Bennett, Jr.             0            0                 300,000           0               0              0
Lloyd Hoffman                      0            0                 385,000           0            26,300            0

(1) Calculated on the basis of the fair market value of the common stock at December 31, 2002 of $0.84 per share, minus the per share exercise price, multiplied by the number of shares underlying the option. See note (3) of the preceding table.

EMPLOYMENT ARRANGEMENTS

Messrs. Hoffman and Millar are also entitled to a combined bonus equal to 10% of the pre-tax net profits of the Company (5% to each). Each earned a bonus of $145,500 for 2002.

BENEFIT PLANS

INCENTIVE STOCK OPTION PLAN

The Company has an Incentive Stock Option Plan (the "Plan") for Officers and other Key Employees with 3,750,000 shares reserved for grant thereunder. The Plan, which was adopted by the Board of Directors in October, 1993 was approved by Shareholders at the Annual Meeting in June 1994. The Plan is administered by the Board of Directors which selects the employees to whom the options are granted, determines the number of shares subject to each option, sets the time or times when the options will be granted, determines the time when the options may be exercised and establishes the market value of the shares. The Plan provides that the purchase price under the option shall be at least 100 percent of the fair market value of the shares of the Company's Common Stock on the date of grant. The options are not transferrable. There are limitations on the amount of incentive stock options that an employee can be granted in a single calendar year. The terms of each option granted under the Plan is determined by the Board of Directors, but in no event may such term exceed ten years. In 2002, options were granted to 9 employees in at an average exercise price of $0.86 per share. At December 31, 2002 options to purchase 3,454,000 shares were outstanding under the Plan out of the 3,750,000 shares reserved for such purpose.

RETIREMENT SAVINGS PLAN

The Company has a Retirement Savings Plan (the "401(k) Plan") which is intended to qualify under Section 401(k) of the Internal Revenue Code. Employees of the Company who have attained age 21 ad completed at least one year of service with the Company are eligible to make contributions to the 401(k) Plan on a pre-tax basis of up to 12% of the participant's compensation in any year in accordance with limitations defined in the Code. Under the 401(k) Plan the Company is matching 25% of the contributing participant's effective deferral but not in excess of 4% of such contributing participant's compensation. The pre-tax contributions made by a participant and the earnings thereon are at all times fully vested. The participant's interest in Company contributions and the earnings thereon will become vested at the rate of 20% per year for each year of service with the Company or, if earlier, upon such participant's death or disability. A participant's fully vested benefit under the 401(k) Plan may be distributed to the participant upon his retirement, death, disability or termination of employment or upon reaching age 59 1/2. The Company's only contribution in 2002 on behalf of any officer named under "Executive Compensation" was $1,065 on behalf of Donald E. Bennett, Jr.

DIRECTORS STOCK OPTION PLAN

The Board of Directors of the Company, in October, 1993, approved the 1993 Directors Stock Option Plan (the "Directors Plan") covering an aggregate of 600,000 shares of common stock, subsequently increased to 1,050,000 shares. A committee of the Board of Directors who are not eligible to participate administers the Directors Plan. Only directors of the Company who are not employees of the Company are eligible to participate in the Plan. Each option granted has an exercise price equal to fair market value of the date of grant. As of December 31, 2002, options covering an aggregate of 758,000 shares were outstanding. In the year ended December 31, 2002, options to purchase 25,000 shares at $0.86 per share were granted to Robert Isaly, John Ritota and Russell Manock.

The Company does not have any pension, profit sharing or similar plans established for its employees, other than the bonus payable to Messrs. Hoffman and Millar.

THE COMPANY HAS MADE PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART. HOWEVER, THE FOLLOWING PERFORMANCE GRAPH AND THE REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF ALPHA PRO TECH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.









                               FISCAL YEAR ENDING

COMPANY/INDEX/MARKET 12/31/97                        12/31/1998    12/31/1999    12/31/2000    12/29/2001    12/312002

ALPHA PRO TECH, LTD                      100.00         46.60         78.64        115.34         85.44         81.55

Surgical Appliances & Supplies           100.00        128.31        114.27        147.85        165.51        179.83

NASDAQ Market Index                      100.00        141.04        248.76        156.35        124.64         86.94

THE ABOVE GRAPH COMPARES THE FIVE-YEAR CUMULATIVE RETURN OF THE COMPANY WITH THE COMPARABLE RETURN OF TWO INDICES. THE INDUSTRY INDEX REPRESENTS THE INDUSTRY OR LINE-OF-BUSINESS OF THE COMPANY. THE GRAPH ASSUMES $100 INVESTED ON JANUARY 1, 1998. THE COMPARISON ASSUMES THAT ALL DIVIDENDS ARE REINVESTED.

THE INDUSTRY INDEX REPRESENTS THE SURGICAL APPLIANCES AND SUPPLIES DIVISION COMPRISED OF 47 CORPORATIONS, COMPILED FROM THE SIC CODE WITHIN WHICH THE COMPANY IS LISTED. PROPOSAL 2.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors, upon the recommendation of the Audit Committee, has approved PricewaterhouseCoopers LLP as independent accountants to examine the financial statements of the Company for the fiscal year 2003. The Board of Directors has directed that such appointment be submitted for ratification by the shareholders at the Meeting.

PricewaterhouseCoopers LLP has served as the independent accountants for the Company since 1992. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting and will have the opportunity to make statements if he or she desires to do so and will be available to respond to appropriate questions.

AUDIT FEES

The only fees billed by PricewaterhouseCoopers LLP were an aggregate of $125,000 for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP. RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE MEETING.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written presentation that no other reports were required, the Company believes that during 2002 all Section 16(a) filing requirements applicable to its officers and directors were complied with, except that Mssrs. Isaly, Manock and Ritota filed a late Form 4 reporting the granting of stock options.


                                  ANNUAL REPORT

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL

BE MAILED WITHOUT CHARGE TO SHAREHOLDERS UPON REQUEST. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY AT 60 CENTURIAN DRIVE, SUITE 112, MARKHAM, ONTARIO L3R 9R2, CANADA, ATTENTION: SHELDON HOFFMAN, CEO. THE FORM 10-K INCLUDES CERTAIN EXHIBITS WHICH WILL BE PROVIDED ONLY UPON PAYMENT OF A FEE COVERING THE COMPANY'S REASONABLE EXPENSES.

                                FUTURE PROPOSALS

The 2004Annual Meeting is expected to be held on Friday, June 11, 2004. If any shareholder wishes to submit a proposal for inclusion in the Proxy Statement for the Company's 2004 Annual Meeting, the rules of the United States Securities and Exchange Commission require that such proposal be received at the Company's principal executive office by January 13, 2004.


                                  OTHER MATTERS

Management knows of no other matters to come before the meeting other than those referred to in the Notice of Meeting. However, should any other matters properly come before the meeting, the shares represented by the proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting the shares represented by the proxy.


                       BY ORDER OF THE BOARD OF DIRECTORS



                                   "AL MILLAR"
                                    President

                              ALPHA PRO TECH, LTD.,

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Al Millar, Sheldon Hoffman and Robert H. Isaly, and each of them individually with the power of substitution, as Proxy or proxies of the undersigned, to attend and act for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Luxor Hotel, 3900 Las Vegas Boulevard South, Las Vegas, Nevada on Friday May 30, 2003 at 9:30 A.M. local time and at any adjournment thereof, hereby revoking any prior Proxy or proxies. This Proxy when properly executed will be voted as DIRECTED herein by the undersigned. IF NO DIRECTION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN THE PROXY.


                  (CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)

-----             Please mark your
  X               votes as in this
-----             example.


1.       To elect as directors all the persons named below:

                  Al Millar                          Robert H. Isaly
                  Sheldon Hoffman                    John Ritota
                  Donald E. Bennett, Jr.             Russell Manock

                  For:     Withhold Vote:

         For, except vote withheld from the following nominee(s)
         -------------------------------------------------------

2. Ratification of appointment of PricewaterhouseCoopers, LLP, as Independent Accountants of the Company

                  For:              Against:         Abstain:

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Date, sign and return the Proxy Card promptly using the enclosed envelope.

         (Signature should conform exactly to name on this proxy. Where shares are held by joint tenants, both should sign. Executors, administrators, guardians, trustees, attorneys and officers signing for corporations should give full title).

         Dated:                                , 2003
               --------------------------------

         -------------------------------------

                Signature

         -------------------------------------
                Signature if held jointly